Exhibit 10.1

Execution Copy

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of October 15, 2018, by and between Iconix Brand Group, Inc., a Delaware corporation (the “Company”), and Bob Galvin (the “Executive”).

WITNESSETH

WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, pursuant to the terms as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1.           Engagement of Executive; Duties. During the Term (as defined below), the Executive shall have the titles of Chief Executive Officer and President of the Company, and shall have the authorities, duties and responsibilities customarily exercised by an individual serving in these positions in a corporation of the size and nature of the Company and such other authorities, duties and responsibilities as may be from time to time reasonably delegated to him by the Board of Directors of the Company (the “Board”). The Executive shall faithfully and diligently discharge his duties hereunder and use his best efforts to implement the policies established by the Board from time to time. The Executive shall report to the Board. The Executive shall be elected to the Board effective on the Commencement Date (as defined in Section 3 below) and during the Term, at each annual meeting of the Company’s stockholders, the Company shall nominate the Executive for election, and the Board shall recommend the election of the Executive, by the Company’s stockholders as a Director, subject to the approval of such nomination by the Company’s Nominating and Governance Committee. The Executive shall comply with Company policies in effect from time to time and about which he has notice, including, without limitation, policies relating to stock ownership guidelines, clawback provisions, hedging and pledging of securities and insider trading.

2.           Time. The Executive shall devote all of his professional time to the business affairs of the Company; provided, however, that nothing in this Agreement shall preclude the Executive from devoting a reasonable amount of time required for serving as a director of (a) one of the corporate boards on which he served as of October 12, 2018 (subject to prior approval by the Board (excluding the Executive)) and (b) such other organizations or corporations that the Board (excluding the Executive) may approve in the case of each of clauses (a) and (b), such Board approval not to be unreasonably withheld or delayed, it being agreed that it would be reasonable to withhold approval if, without limitation, (i) such corporation or organization competes with the Company or any of its affiliates, (ii) the Executive’s service for such corporation or organization otherwise creates, or could create, a conflict of interest with the business of the Company or any of its affiliates or (iii) the Executive’s service for such corporation or organization materially interferes with the performance of the Executive’s duties hereunder.

3.           Term. The Executive’s employment with the Company shall commence effective on October 15, 2018 (the “Commencement Date”) and shall continue until December 31, 2021 (the “Initial Term”), unless extended or earlier terminated, as provided in this Agreement. Unless written notice of non-renewal is provided by either party to the other party at least one hundred eighty (180) days prior to the end of the Initial Term or any Extension Term (as defined below), this Agreement shall automatically be renewed for consecutive one year terms (each, an “Extension Term”; the Initial Term as renewed by each Extension Term shall be referred to herein as the “Term”), provided that no automatic renewal of an Extension Term shall occur after the year in which the Executive reaches the age of 65. For the avoidance of doubt, a non-renewal of this Agreement shall not be deemed a termination requiring the payment of any consideration to the Executive.

4.           Compensation.

(a)	Base Salary. The Executive’s base salary for the Term shall be at a rate of not less than eight hundred and fifty thousand dollars ($850,000) per annum (pro rated for the applicable number of days employed during each calendar year in the Term), paid in accordance with the Company’s payroll practices and policies then in effect, with such increases as may be determined by the Board (excluding the Executive) or the Compensation Committee of the Board (the “Compensation Committee”) upon annual consideration of the matter (such base salary, as increased from time to time, the “Base Salary”). In no event may the Base Salary be decreased below $850,000 per annum.

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(b)	Annual Bonus. During the Term, the Executive shall be entitled to participate in the Company’s executive bonus program as in effect from time to time. The Executive shall earn an annual bonus for each complete calendar year of the Term (“Annual Bonus”), with the annual target bonus opportunity of at least 100% of the Executive’s Base Salary, and the annual maximum bonus opportunity of 150% of the Executive’s Base Salary. The actual amount of Annual Bonus to be paid for each calendar year, if any, shall be determined with reference to the Company’s performance compared to pre-determined financial goals and other metrics established annually by the Compensation Committee with input from Executive; provided, however, that, with respect to the calendar year 2018, the Executive shall be eligible to receive an Annual Bonus equal to 100% of his Base Salary (prorated based on the number of days the Executive is employed by the Company during such calendar year after the Commencement Date), subject to the achievement of performance goals to be mutually agreed upon in writing by the Compensation Committee and the Executive promptly following the date hereof. Annual Bonus earned with respect to a calendar year shall be paid in the calendar year immediately following the calendar year to which it relates. In the event that the Annual Bonus payment for a calendar year, if any, is based in whole or in part on the results of the audit by the Company’s independent public accountants of the Company’s financial statements for such calendar year, such Annual Bonus shall be paid as soon as reasonably practicable following the completion of such audit, but in all events in the calendar year immediately following the calendar year to which it relates. If the Annual Bonus payment for a calendar year is not based in whole or in part on the results of the audit by the Company’s independent public accountants of the Company’s financial statements for such calendar year, such Annual Bonus shall be paid no later than March 15 of the calendar year immediately following the calendar year to which it relates.

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(c)	Annual Equity Awards.

(i)	2018 Annual Time-Based Award Grant. On, or as soon as reasonably practicable after, the Commencement Date, the Executive shall receive a grant of restricted stock units of the Company (“RSU’s”), issued under the Company’s 2016 Omnibus Incentive Plan (as amended and/or restated from time to time, the “2016 Plan”), equal to a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) with an aggregate Fair Market Value (as defined below) on the date of grant of One Hundred and Eighty Thousand Dollars ($180,000) (the “2018 RSU Award”). The number of RSU’s to be issued shall be determined by dividing $180,000 by the Fair Market Value of the Company’s Common Stock on the date of grant. The RSU’s shall be subject to the terms and conditions of the 2016 Plan and a Restricted Stock Unit Award Agreement, substantially in the form annexed hereto as Exhibit A (the “2018 RSU Award Agreement”). Vesting of the RSU’s that comprise the 2018 RSU Award shall be time-based and shall vest (and be settled on such vesting date) as follows, subject to the Executive’s continued employment with the Company through each vesting date: three tranches of RSU’s, each with an original Fair Market Value of Sixty Thousand Dollars ($60,000), shall vest, respectively, on each of March 31, 2019, March 31, 2020 and March 31, 2021 (each, a “Time Vesting Date”). Notwithstanding anything to the contrary contained herein, in the event the Executive’s employment with the Company under this Agreement is terminated by the Company without Cause (as defined below), by the Executive for Good Reason (as defined below), or due to Executive’s death or Disability (as defined below), the Executive shall retain any vested RSU’s and shall remain eligible to receive the pro rata number of any unvested RSU’s scheduled to vest on the Time Vesting Date that immediately follows the Date of Termination (as defined below), based on the number of days that the Executive was employed with the Company during the period (i) from the date of grant through the first Time Vesting Date (in the event that the Date of Termination occurs prior to the first Time Vesting Date), or (ii) from the most recent Time Vesting Date to the next-scheduled Time Vesting Date (in the event that the Date of Termination occurs after the first Time Vesting Date). Such pro rata number of RSU’s shall vest and be settled on the Time Vesting Date on which such RSU’s would have vested if the Executive’s employment had continued through such Time Vesting Date, provided that the Executive is in continued compliance with the provisions of Section 6 of this Agreement through such Time Vesting Date.

(ii)	2019 Annual Performance-Based Award Grant. On the date on which 2019 annual equity awards are granted to the Company’s senior executives, the Executive shall receive a grant of performance stock units of the Company (“PSU’s”) issued under the 2016 Plan equal to a number of shares of Common Stock with an aggregate Fair Market Value on the date of grant of Five Hundred Fifty-Two Thousand and Five Hundred Dollars ($552,500) (the “2019 PSU Award”). The number of PSU’s to be issued shall be determined by dividing $552,500 by the Fair Market Value of the Company’s Common Stock on the date of grant. The PSU’s shall be subject to the terms and conditions of the 2016 Plan and a Performance Stock Unit Award Agreement (the “2019 PSU Award Agreement”), which shall be substantially in the form of agreements relating to annual performance-based awards granted to other executives of the Company. Any PSU’s that become vested pursuant to 2019 PSU Award Agreement shall be settled 50% in cash and 50% in shares of Common Stock.

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(iii)	2019 Annual Time-Based Award Grant. On the date on which 2019 annual equity awards are granted to the Company’s senior executives, the Executive shall receive a one-time grant of RSUs issued under the 2016 Plan equal to a number of shares of Common Stock with an aggregate Fair Market Value on the date of grant of Two Hundred Ninety-Seven Thousand and Five Hundred Dollars ($297,500) (the “2019 RSU Award”). The number of RSU’s to be issued shall be determined by dividing $297,500 by the Fair Market Value of the Company’s Common Stock on the date of grant. The RSU’s shall be subject to the terms and conditions of the 2016 Plan and a Restricted Stock Unit Award Agreement (the “2019 RSU Award Agreement”), which shall be substantially in the form of agreements relating to annual time-based awards granted to other executives of the Company.

(iv)	Awards in Future Years. In addition to the 2018 RSU Award, the 2019 PSU Award and the 2019 RSU Award granted pursuant to Sections 4(c)(i), 4(c)(ii) and 4(c)(iii), for calendar years during the Term after 2019, the Company shall grant to the Executive PSU’s and/or RSU’s or other such cash or equity-based long term incentives as deemed appropriate by the Compensation Committee. An aggregate target of one hundred twenty-five percent (125%) of the Executive’s then-current base salary shall serve as the annual guideline for aggregate Fair Market Value of future year PSU’s, future year RSU’s or such other long-term incentive awards that may be granted pursuant to this Section 4(c)(iv), with a maximum aggregate annual payout of two hundred percent (200%) if applicable performance targets are achieved. All such grants shall be subject to substantially the same terms and conditions, other than amount and vesting dates, as pertain to the annual equity awards to be granted to other executives of the Company, with such changes therein as the Compensation Committee deems appropriate.

(v)	For purposes of this Section 4(c) and Section 4(d), “Fair Market Value” means the closing price of the Common Stock on the applicable date for purposes of such determination hereunder, as reported on the NASDAQ Stock Market.

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(d)	Sign-On Inducement Awards.

(i)	As an inducement to accept the Company’s offer of employment and enter into this Agreement, on or as soon as reasonably practicable after the Commencement Date, the Company shall grant to the Executive RSU’s equal to a number of shares of Common Stock with a Fair Market Value on the date of grant of Five Hundred Thousand Dollars ($500,000) (the “Sign-On RSU Award”). The number of RSU’s to be issued shall be determined by dividing $500,000 by the Fair Market Value of the Company’s Common Stock on the date of grant. The RSU’s shall be subject to the terms and conditions of a Restricted Stock Unit Award Agreement, substantially in the form annexed hereto as Exhibit B (the “Sign-On RSU Award Agreement”), which shall provide that one-third of RSUs granted thereunder with an original Fair Market Value of One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven Dollars ($166,667) are vested (and are settled) on the date of grant, and the remaining two-thirds of RSUs granted thereunder with an original Fair Market Value of Three Hundred Thirty-Three Thousand, Three Hundred Thirty-Three Dollars ($333,333) shall vest (and be settled) on the first anniversary of the Commencement Date, subject to the Executive’s continued employment with the Company through such vesting date. Notwithstanding anything to the contrary contained herein, in the event the Executive’s employment with the Company under this Agreement is terminated prior to the first anniversary of the Commencement Date, then all unvested RSU’s issued under the Sign-On RSU Award shall be forfeited immediately for no consideration due to the Executive and all vested RSU’s issued under the Sign-On Award Agreement shall be immediately returned to the Company by the Executive; provided that in the event of a termination by the Company without Cause and unrelated to the Company’s or the Executive’s performance, as reasonably determined by the Board, all unvested Sign-On RSUs shall vest (and be settled) on the first anniversary of the Commencement Date.

(ii)	As an inducement to accept the Company’s offer of employment and enter into this Agreement, in addition to the Sign-On RSU Award, on or as soon as reasonably practicable after the Commencement Date, the Company shall grant to the Executive PSU’s equal to a number of shares of Common Stock with a Fair Market Value on the date of grant of Five Hundred Thousand Dollars ($500,000) (the “Sign-On PSU Award”). The number of PSU’s to be issued shall be determined by dividing $500,000 by the Fair Market Value of the Company’s Common Stock on the date of grant. The PSU’s issued under the Sign-On PSU Award shall be subject to the terms and conditions a Performance Stock Unit Award Agreement, substantially in the form annexed hereto as Exhibit C (the “Sign-On PSU Award Agreement”), which shall set forth, among other things, the applicable performance targets and performance period.

(e)	General Employee Benefits. During the Term, the Executive shall be eligible to receive the employee benefits generally available to other executive officers of the Company from time to time, including, but not limited to, major medical, dental, life insurance, short-term disability insurance, long-term disability insurance, and pension, including any 401(k) or other profit sharing plan, in all cases, subject to the Executive’s satisfaction of the eligibility requirements of the applicable employee benefit plans or programs and subject to applicable law and the terms and conditions of such plans or programs; provided, however, that the Company may amend, modify or terminate any such plans or programs at any time in its discretion. During the Term, the Executive shall be covered as an insured under the Company’s officers and directors liability insurance and all other applicable insurance policies which pertain to officers of the Company.

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(f)	Reimbursement of Expenses. During the Term, the Company shall reimburse the Executive for the reasonable business expenses incurred by him in the performance of his duties hereunder, including, without limitation, expenses related to cell phones, blackberrys and laptop computers and such other expenses incurred in connection with business-related travel or entertainment in accordance with the Company’s policy, provided that such expenses are incurred and accounted for in accordance with the Company’s policy.

(g)	Vacation. During the Term, the Executive shall be entitled to 20 days of paid vacation per calendar year (pro-rated for partial years), as well as holidays and floating holidays, in accordance with Company policy.

(h)	Attorney’s Fees. The Company shall reimburse the Executive for accountable legal fees and expenses incurred in connection with negotiating this Agreement up to a maximum of $25,000.

5.	Termination of Employment.

(a)	General. The Executive’s employment under this Agreement may be terminated without any breach of this Agreement only on the following circumstances:

(1)	Death. The Executive’s employment under this Agreement shall terminate upon his death.

(2)	Disability. If the Executive suffers a Disability (as defined below in this sub-section (2)), the Company may terminate the Executive’s employment under this Agreement upon thirty (30) days prior written notice; provided that the Executive has not returned to full time performance of his essential duties during such thirty (30) day period. For purposes hereof, “Disability” shall mean the Executive’s inability to perform his essential duties and responsibilities hereunder, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 180 days (including weekends and holidays) in any consecutive 365-day period, or (ii) is projected by the Board in good faith after consulting with a doctor selected by the Company and consented to by the Executive (or, in the event of the Executive’s incapacity, his legal representative), such consent not to be unreasonably withheld or delayed, that the condition is likely to continue for a period of at least six (6) consecutive months from its commencement; provided, however, that a Disability will be deemed to occur only to the extent it meets the requirements of a disability under Code Section 409A (as defined in Section 8(a) below), to the extent required to avoid the adverse tax consequences thereunder.

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(3)	Good Reason. The Executive may terminate his employment under this Agreement for Good Reason at any time on or prior to the 120th day after the occurrence of any of the Good Reason events set forth in the following sentence. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without the Executive’s consent:

(i)	the failure by the Company to timely comply with its material obligations and agreements contained in this Agreement;

(ii)	a material diminution of the authorities, duties or responsibilities of the Executive set forth in Section 1 above (other than temporarily while the Executive is physically or mentally incapacitated and unable to properly perform such duties, as determined by the Board (excluding the Executive) in good faith);

(iii)	the loss of any of the titles of the Executive with the Company set forth in Section 1 above;

(iv)	the failure of the Company to elect the Executive to the Board effective on or within a reasonable time after the Commencement Date or the failure of the Company to nominate the Executive to the Board and to recommend such nomination to the stockholders with respect to the election of directors that will take place at any annual meeting of stockholders during the Term;

(v)	the re-location of the Executive to an office more than fifty (50) miles from the Company’s current headquarters that results in a material increase in Executive’s commute; or

(vi)	a change in the reporting structure so that the Executive reports to someone other than the Board.

provided, however, that, within ninety (90) days of any such events having occurred, the Executive shall have provided the Company with written notice that such events have occurred and afforded the Company thirty (30) days to cure same. The parties agree that a termination for Good Reason shall be treated as an involuntary separation under Code Section 409A (as hereinafter defined in Section 8(a) below).

(4)	Without Good Reason. The Executive may voluntarily terminate his employment under this Agreement without Good Reason upon written notice by the Executive to the Company at least sixty (60) days prior to the effective date of such termination (which termination the Company may, in its sole discretion, make effective earlier than the date set forth in the Notice of Termination (as hereinafter defined in sub-section (b) below) and, for the avoidance of doubt, the exercise of such discretion shall not be treated as a termination without “Cause” or otherwise entitle the Executive to any pay in lieu of notice or any severance pay or benefits).

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(5)	Cause. The Company may terminate the Executive’s employment under this Agreement at any time for Cause. Termination for “Cause” shall mean termination of the Executive’s employment because of the occurrence of any of the following as determined by the Board (excluding the Executive):

(i)	the Executive’s material breach of his obligations under this Agreement, including, for the avoidance of doubt, his willful failure to substantially perform his obligations under this Agreement (other than any such failure resulting from the Executive’s incapacity due to a Disability); provided, however, that the Company shall have provided the Executive with written notice of such breach and the Executive has been afforded thirty (30) days to cure same to the extent capable of cure;

(ii)	the Executive’s indictment or conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty;

(iii)	the Executive’s willfully engaging in misconduct in the performance of his duties for the Company (including theft, fraud, embezzlement and securities law violations or a violation of the Company’s Code of Conduct or other material written policies) that is injurious to the Company or any of its affiliates, monetarily or otherwise; or

(iv)	the Executive’s willfully engaging in misconduct other than in the performance of his duties for the Company (including theft, fraud, embezzlement and securities law violations) that is materially injurious to the Company or any of its affiliates or, in the good faith determination of the Board, is potentially materially injurious to the Company or any of its affiliates, monetarily or otherwise.

For purposes of this Section 5(a)(5), no act, or failure to act, on the part of the Executive shall be considered to have been “willfully” performed or omitted, unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company (including reputationally).

(6)	Without Cause. Following the Commencement Date, the Company may terminate the Executive’s employment under this Agreement without Cause immediately upon written notice by the Company to the Executive.

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(b)	Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive (other than termination by reason of the Executive’s death) shall be communicated by written Notice of Termination to the other party of this Agreement. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

(c)	Date of Termination. The “Date of Termination” shall mean (a) if the Executive’s employment is terminated by his death, the date of his death, (b) if the Executive’s employment is terminated pursuant to subsection 5(a)(2) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his essential duties on a full-time basis during such thirty (30) day period), (c) if the Executive’s employment is terminated pursuant to subsections 5(a)(3) or 5(a)(5) above, the date specified in the Notice of Termination after the expiration of any applicable cure periods, (d) if the Executive’s employment is terminated pursuant to subsection 5(a)(4) above, the date specified in the Notice of Termination which shall be at least sixty (60) days after Notice of Termination is given, or such earlier date as the Company shall determine, in its sole discretion, and (e) if the Executive’s employment is terminated pursuant to subsection 5(a)(6), the date on which a Notice of Termination is given.

(d)	Compensation Upon Termination.

(i)	Termination for Cause or without Good Reason. If the Executive’s employment shall be terminated by the Company for Cause or by the Executive without Good Reason, the Executive shall receive from the Company: (a) any earned but unpaid Base Salary through the Date of Termination, paid in accordance with the Company’s standard payroll practices; (b) reimbursement for any unreimbursed expenses properly incurred and paid in accordance with Section 4(g) through the Date of Termination; (c) payment for any accrued but unused vacation time in accordance with Company policy; (d) such vested accrued benefits, and other payments, if any, as to which the Executive (and his eligible dependents) may be entitled under, and in accordance with the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the Date of Termination, other than any severance pay plan ((a) though (d), the “Amounts and Benefits”), and (e) all vested shares in respect of the Executive’s equity awards described in this Agreement, and the Company shall have no further obligation with respect to the equity awards described in this Agreement. For the avoidance of doubt, any portion of the equity awards that remains unvested on the Date of Termination shall be forfeited as of the Date of Termination.

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(ii)	Termination without Cause or for Good Reason. If, prior to the expiration of the Term, the Executive resigns from his employment hereunder for Good Reason or the Company terminates the Executive’s employment hereunder without Cause (other than a termination by reason of death or Disability), and the Executive has not received and is not entitled to any payment under Section 5(d)(iii) hereof, then the Company shall pay or provide the Executive the Amounts and Benefits and, subject to Section 8 hereof:

1.	an amount equal to two times the applicable Base Salary, which amount shall be payable in equal installments during the Non-Compete Term (as defined below) in accordance with the Company’s payroll practices and policies then in effect;

2.	any Annual Bonus earned but unpaid for the calendar year preceding the calendar year in which the Executive’s termination of employment occurs (the “Prior Year Bonus”), payable at such time as bonuses for such prior calendar year are paid to the Company’s executives generally, and, in any event, at such time as otherwise required under the terms of this Agreement to the extent required to avoid the adverse tax consequences under Code Section 409A;

3.	a pro-rata portion of the Executive’s Annual Bonus for the calendar year in which the Executive’s termination occurs based on target performance for such calendar year (determined by multiplying the amount of such Annual Bonus which would be due for the full calendar year by a fraction, the numerator of which is the number of days during the calendar year of termination that the Executive is employed by the Company and the denominator of which is 365), payable at such time as bonuses for such calendar year are paid to the Company’s executives generally (the “Pro Rata Bonus”) and, in any event, at such time as otherwise required under the terms of this Agreement to the extent required to avoid the adverse tax consequences under Code Section 409A. In the event that the Company has not established an executive bonus plan covering the calendar year during which the Executive’s employment terminates, the Pro-Rata Bonus due to the Executive shall be based upon the target Annual Bonus opportunity for the calendar year preceding the calendar year in which such termination occurs;

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4.	subject to the Executive’s (a) timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with respect to the Company’s group health insurance plans in which the Executive participated immediately prior to the Date of Termination (“COBRA Continuation Coverage”), and (b) continued payment by Executive of premiums for such plans at the “active employee” rate (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), the Company shall provide COBRA Continuation Coverage for the Executive and his eligible dependents (which payment will be reported as taxable income) until the earliest of (x) the Executive or his eligible dependents, as the case may be, ceasing to be eligible under COBRA, (y) eighteen (18) months following the Date of Termination, and (z) the Executive becoming eligible for coverage under the health insurance plan of a subsequent employer (the benefits provided under this sub-section (4), the “Medical Continuation Benefits”); and

5.	unvested amounts subject to equity awards granted hereunder shall vest if and to the extent provided for in the applicable equity award agreement and as otherwise provided in this Agreement.

(iii)	Termination Following Change in Control. If the Company terminates Executive’s employment without Cause or Executive terminates Executive’s employment for Good Reason, in either case, within 18 months after a Change in Control, then the Company shall pay to Executive, in a lump sum, in cash, within 15 days after the date of Executive’s termination, an amount equal to two times the sum of (a) the applicable Base Salary, and (b) the average Annual Bonus awarded to the Executive for the two calendar years immediately prior to such Change in Control, provided, however, that if the Change in Control occurs during 2018 or 2019, the amount of clause (b) shall equal 100% of the applicable Base Salary. In addition to the foregoing, upon a termination of Executive’s employment as set forth above, (x) Executive shall be entitled to receive the payments and benefits in the amounts contemplated, and on the dates specified, by sub-sections 5(d)(ii)(2), 5(d)(ii)(4) and 5(d)(ii)(5).

For purposes of this Agreement, a “Change in Control” shall mean any of the following (provided that any such event also constitutes a change in control event for purposes of Section 409A of the Code, to the extent required to avoid the adverse tax consequences thereunder):

1.	any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger;

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2.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

3.	any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

4.	the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) at the date of this Agreement were directors or (y) become directors after the date of this Agreement and whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved); or

5.	(A) the acquisition of beneficial ownership (“Beneficial Ownership”), within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of an aggregate of 25% or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who beneficially owned less than 10% of the voting power of the Company’s outstanding voting securities on the effective date of this Agreement, (B) the acquisition of Beneficial Ownership of an additional 15% of the voting power of the Company’s outstanding voting securities by any person or group who beneficially owned at least 10% of the voting power of the Company’s outstanding voting securities on the effective date of this Agreement, or (C) the execution by the Company and a stockholder of a contract that by its terms grants such stockholder (in its, hers or his capacity as a stockholder) or such stockholder’s Affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933 (an “Affiliate”)) including, without limitation, such stockholder’s nominee to the Board (in its, hers or his capacity as an Affiliate of such stockholders), the right to veto or block decisions or actions of the Board provided, however, that notwithstanding the foregoing, the events described in items (A), (B) or (C) above shall not constitute a Change in Control hereunder if the acquiror is (aa) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or one of its affiliated entities and acting in such capacity, (bb) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (cc) a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) under the Exchange Act.

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(iv)	Termination upon Death. In the event of the Executive’s death, the Company shall pay or provide to the Executive’s estate: (i) the Amounts and Benefits, (ii) the Prior Year Bonus, and (iii) the Pro Rata Bonus. In addition, unvested shares subject to any equity awards granted hereunder shall vest if and to the extent provided for in the applicable equity award agreement and/or this Agreement.

(v)	Termination upon Disability. In the event the Company terminates the Executive’s employment hereunder for reason of Disability, the Company shall pay or provide to the Executive: (i) the Amounts and Benefits, (ii) the Prior Year Bonus, (iii) a Pro Rata Bonus and (iv) the Medical Continuation Benefits. In addition, unvested shares subject to any equity awards granted hereunder shall vest if and to the extent provided for in the applicable equity award agreement and/or this Agreement.

(vi)	Payments of Compensation Upon Termination. For the avoidance of doubt, in the event the Executive shall be entitled to receive payments and benefits pursuant to any one of sub-sections 5(d)(i), (ii), (iii), (iv) or (v) above, he shall be entitled to no payments or benefits under any other of such sub-sections, except as expressly set forth in sub-section 5(d)(iii) with respect to payments and benefits contemplated by sub-section 5(d)(ii). Notwithstanding anything herein to the contrary, the time of payment of any bonus amount shall not be changed by reason of Section 5 of this Agreement in any manner that would result in adverse tax consequences under Code Section 409A.

(e)	No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5 be reduced by any compensation earned by the Executive as the result of the Executive’s employment by another employer or business or by profits earned by the Executive from any other source at any time before and after the Executive’s date of termination.

(f)	Release. Notwithstanding any provision to the contrary in this Agreement, the Company’s obligation to pay or provide the Executive with the payments and benefits (other than the Amounts and Benefits) under Section 5(d) shall be conditioned on the Executive’s executing and not revoking a waiver and general release in the form set forth as Exhibit D attached to this Agreement (with such changes therein, if any, as are legally necessary at the time of execution to make it enforceable) (the “Release”). The Company shall provide the Release to the Executive within seven (7) days following the applicable Date of Termination. In order to receive the payments and benefits (other than the Amounts and Benefits) under Section 5(d), the Executive will be required to sign the Release within twenty-one (21) or forty-five (45) days after the date it is provided to him, whichever is applicable under applicable law, and not revoke it within the seven (7) day period following the date on which it is signed by him. Notwithstanding anything to the further contrary contained herein, (i) all payments delayed pursuant to this Section, except to the extent delayed pursuant to Section 8(b), shall be paid to the Executive in a lump sum on the first Company payroll date on or following the sixtieth (60th) day after the Date of Termination, and any remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein and (ii) all distributions with respect to the equity awards delayed pursuant to this Section, except to the extent delayed pursuant to Section 8(b) and except as otherwise provided in Section 5(d), shall be distributed to the Executive on the sixtieth (60th) day after the Date of Termination.

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6.	Confidentiality; Non-Competition; Non-Solicitation; Non-Disparagement; Cooperation.

(a)	The Executive shall not divulge to anyone, either during or at any time after the Term, any information constituting a trade secret or other confidential information acquired by him concerning the Company, any subsidiary or other affiliate of the Company, except in the performance of his duties hereunder, including but not limited to its licensees, revenues, business systems and processes to the extent such information (i) is not generally known by the public and (ii) is treated as confidential information by the Company or any of its affiliates (“Confidential Information”). The Executive acknowledges that any Confidential Information is of great value to the Company and its affiliates, and upon the termination of his employment, the Executive shall redeliver to the Company all Confidential Information and other related data in his possession. Notwithstanding any other provision of this Agreement to the contrary, Confidential Information does not include information that enters the public domain, other than through breach of the Executive’s obligations under this Agreement. Notwithstanding the foregoing, nothing in this Section 6(a) or in this Agreement shall interfere with or prohibit the Executive from enjoying the full protection and benefit of the Defend Trade Secrets Act and in any event, (I) the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (II) if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, provided the Executive, to the extent permitted by law, files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

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(b)	The Executive hereby agrees that during the period commencing on the date hereof and ending twenty-four months after the Date of Termination for whatever reason, including, without limitation, pursuant to Sections 5(a)(2) through 5(a)(6) (the “Non-Compete Term”), he shall not, directly or indirectly, in any location in which the Company, its subsidiaries or affiliates or a licensee thereof operates or sells its products (the “Territory”), engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) that derives 75% or more revenues from licensing revenue and has greater than $75 million in revenue during the time of the Executive’s employment by the Company or at the termination of his employment. Notwithstanding the foregoing, nothing herein shall prevent the Executive from passively owning stock in a publicly traded corporation whose activities compete with those of the Company, its subsidiaries and affiliates, provided that such stock holdings are not greater than five percent (5%) of such corporation.

(c)	The Executive shall not, during the Non-Compete Term, intentionally take any action which constitutes an interference with or a disruption of any of the Company’s business activities including, without limitation, the solicitation of the Company’s or any subsidiary’s customers, suppliers, lessors, lessees, licensors, or licensees, to terminate or diminish its relationship with the Company or any of the Company’s subsidiaries; provided that the restrictions described in this Section 6(c) shall apply during the Non-Compete Term only with respect to persons who are as of the Date of Termination, or who have been during the final two (2) years of the Term, customers, suppliers, lessors, lessees, licensors or licensees.

(d)	The Executive shall not, during the Non-Compete Term, directly or indirectly, hire, offer to hire, entice, solicit or in any other manner persuade or attempt to persuade any officer, employee or agent of the Company or any subsidiary (but only those persons who had such status at any time while the Executive was employed by the Company or any subsidiary), to discontinue or alter his, her or its relationship with the Company or any subsidiary. Nothing in this Agreement shall prohibit the Executive from publishing or advertising any general solicitation for employment not targeted at any Company employee covered by this Section 6(d), and it shall not be a violation of this Agreement for the Executive to hire or encourage any other person who responds to such general solicitation.

(e)	At no time during or after the Term shall (i) the Executive, directly or indirectly, disparage the Company, any of its subsidiaries or affiliates, or any past or present employees, directors, officers, partners, members, managers, shareholders, products or services of any of the foregoing or (ii) the Company or any of its subsidiaries or controlled affiliates, or any of its present employees, directors or officers (the “Company Parties”), directly or indirectly, disparage the Executive; provided, however, nothing in this Agreement shall restrict the Executive or the Company Parties, as applicable, (x) from giving truthful testimony or statements in connection with any judicial proceeding or other governmental investigation or proceeding or (y) from communicating in any way with any governmental entity regarding any incident that Executive or any Company Party, as applicable, in good faith believes constitutes a violation of law.

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(f)	Upon the receipt of reasonable notice from the Company (including the Company’s outside counsel), the Executive agrees that while employed by the Company and thereafter, the Executive will respond and provide information with regard to matters of which the Executive has knowledge as a result of the Executive’s employment with the Company, and will provide reasonable assistance to the Company and its representatives and affiliates (the “Company Group”) in defense of any claims that may be made against the Company Group (or any member thereof), and will provide reasonable assistance to the Company Group in the prosecution of any claims that may be made by the Company Group (or any member thereof), to the extent that such claims may relate to matters related to the Executive’s period of employment with the Company (or any predecessors). Any request for such cooperation shall take into account the Executive’s other personal and business commitments and shall occur at mutually convenient dates and times. The Executive also agrees to promptly inform the Company (to the extent the Executive is legally permitted to do so) if the Executive is asked to assist in any investigation of the Company Group (or any member thereof) or their actions, regardless of whether a lawsuit or other proceeding has then been filed with respect to such investigation, and shall not do so unless legally required. If the Executive is required to provide any services pursuant to this Section 6(f) following the Term, upon presentation of appropriate documentation, the Company shall promptly reimburse the Executive for reasonable out-of-pocket expenses incurred in connection with the performance of such services and in accordance with the Company’s expense policy for its senior officers.

(g)	Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 6 may result in material and irreparable injury to the Company, or its affiliates or subsidiaries, for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat the Company and its affiliates shall be entitled to a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 6 or such other relief as may be required specifically to enforce any of the covenants in this Section 6. If for any reason it is held that the restrictions under this Section 6 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section as will render such restrictions valid and enforceable.

(h)	In the event of any violation of the provisions of this Section 6, the Executive acknowledges and agrees that the post-termination restrictions contained in this Section 6 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

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7.           Indemnification. The Company shall indemnify, defend and hold harmless the Executive against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding in which he is a party, or (b) any claim asserted or threatened against him, in either case by reason of or relating to his being or having been an employee, officer or director of the Company, whether or not he continues to be such an employee, officer or director at the time of incurring such expenses, except insofar as such indemnification is prohibited by law. Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements, provided that such expenses are agreed to in advance by the Company. The foregoing indemnification obligation is independent of any similar obligation provided in the Company’s Certificate of Incorporation or Bylaws, and shall apply with respect to any matters attributable to periods prior to the date of this Agreement, and to matters attributable to Executive’s employment hereunder, without regard to when asserted. The Company shall include the Executive in the directors and officers liability insurance policy provided for other directors and officers of the Company, at the Company’s expense. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute an indemnification by the Company of the Executive for any liability to third parties arising from his allegedly not being permitted to be employed by the Company, contractually or otherwise, and Executive hereby represents to the Company that no such prohibition exists.

8.           Section 409A of the Code.

(a)	It is intended that the provisions of this Agreement comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Code Section 409A, the Company shall, upon the specific request of the Executive, use its reasonable business efforts to in good faith reform such provision to comply with Code Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to the Executive and the Company of the applicable provision shall be maintained, but the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which the Executive participates to bring it in compliance with Code Section 409A. Notwithstanding the foregoing, the Company and its affiliates shall have no liability to the Executive or any other person or entity with regard to any failure to comply with Code Section 409A.

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(b)	A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean Separation from Service. If the Executive is deemed on the date of termination of his employment to be a “specified employee”, within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology, then with regard to any payment, the providing of any benefit or any distribution of equity made subject to this Section to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, and any other payment, the provision of any other benefit or any other distribution of equity that is required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, but only to the extent required to avoid the adverse tax consequences under Code Section 409A, such payment, benefit or distribution shall not be made or provided prior to the earlier of (i) the expiration of the six-month period measured from the date of the Executive’s Separation from Service or (ii) the date of the Executive’s death. On the first day of the seventh month following the date of Executive’s Separation from Service or, if earlier, on the date of his death, (x) all payments delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein as if no such delay had occurred and (y) all distributions of equity delayed pursuant to this Section 9 shall be made to the Executive.

(c)	With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred.

(d)	Each payment payable hereunder shall be treated as a separate payment in a series of payments within the meaning of, and for purposes of, Code Section 409A.

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9.	Section 280G of the Code.

(a)	Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (all such payments and benefits, including the payments and benefits under Section 5 hereof, being hereinafter referred to as the “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the payments under this Agreement shall be reduced in the order specified below, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The payments and benefits under this Agreement or otherwise shall be reduced in the following order: (A) reduction of any cash severance payments otherwise payable to the Executive that are exempt from Section 409A of the Code; (B) reduction of any other cash payments or benefits otherwise payable to the Executive that are exempt from Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A of the Code; (C) reduction of any other payments or benefits otherwise payable to the Executive on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting and payments with respect to any equity award that are exempt from Section 409A of the Code; and (D) reduction of any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A of the Code, in each case beginning with payments that would otherwise be made last in time.

(b)	Subject to the provisions of Section 9(c) hereof, all determinations required to be made under this Section 9, including whether and when Total Payments should be reduced, the amount of such Total Payments, Excise Taxes and all other related determinations, as well as all assumptions to be utilized in arriving at such determinations, shall be made by a nationally recognized certified public accounting firm as may be designated by the Executive, subject to the Company’s approval which will not be unreasonably withheld or delayed (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company, subject to Executive’s approval, which shall not be unreasonably withheld or delayed, may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

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(c)	As a result of uncertainty in the application of Section 280G and Section 4999 of the Code at the time of the initial calculation by the Accounting Firm hereunder, it is possible that the cash severance payment made by the Company will have been less than the Company should have paid pursuant to Section 5 hereof (the amount of any such deficiency, the “Underpayment”), or more than the Company should have paid pursuant to Section 5 hereof (the amount of any such overage, the “Overpayment”). In the event of an Underpayment, the Company shall pay the Executive the amount of such Underpayment not later than five business days after the amount of such Underpayment is subsequently determined, provided, however, such Underpayment shall not be paid later than the end of the calendar year following the calendar year in which the Executive remitted the related taxes. In the event of an Overpayment, the amount of such Overpayment shall by paid to the Company by the Executive not later than five business days after the amount of such Overpayment is subsequently determined.

10.	Miscellaneous.

(a)	This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with those laws (without regard to principles of conflicts of laws). Except with respect to disputes or controversies to be submitted to arbitration pursuant to Section 10(b), the Company and the Executive unconditionally consent to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or if federal jurisdiction does not exist, the New York State Supreme Court, County of New York) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts).

(b)	Any dispute or controversy arising under or in connection with this Agreement or the Executive’s employment with the Company (or the termination thereof), other than any dispute relating to Section 6 hereof, but excluding any dispute or controversy arising out of the administration of Section 4(c)(ii) and 4(d)(ii), which shall be resolved as set forth in the applicable grant agreements, shall be settled exclusively by arbitration, conducted before a single arbitrator in New York, New York (applying New York law) in accordance with the Commercial Arbitration Rules and Procedures of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The parties acknowledge and agree that in connection with any such arbitration and regardless of outcome (a) each party shall pay all its own costs and expenses, including without limitation its own legal fees and expenses, and (b) joint expenses shall be borne equally among the parties. EACH PARTY HERETO WAIVES RIGHT TO TRIAL BY JURY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMINATION THEREOF, OR THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT OF THIS AGREEMENT (WHETHER ARISING IN CONTRACT, EQUITY, TORT OR OTHERWISE).

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(c)	In the event that any action, suit or other proceeding in law or in equity is brought to enforce the provisions of this Agreement, and Executive prevails in at least one material issue in controversy in such action, all legal fees and expenses (including reasonable attorneys’ fees) of the Executive in such action, suit or other proceeding shall be paid by the Company.

(d)	The Company may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any taxes that it is required by law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefit or payment hereunder. The Executive shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

(e)	Executive may not delegate his duties or assign his rights hereunder. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company other than pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets or businesses of the Company and assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or by operation of law. For the purposes of this Agreement, the term “Company” shall include the Company and, subject to the foregoing, any of its successors and assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(f)	The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision. This Agreement and the exhibits hereto reflect the entire understanding between the parties.

(g)	This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company (and the termination thereof) and contains all of the covenants and agreements between the parties with respect to such employment (or the termination thereof) in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

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(h)	This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

11.         Notices. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

To the Company:

Iconix Brand Group, Inc.
1450 Broadway, 3rd Floor
New York, New York 10018
Attention: Mark Friedman, Chairman, Compensation Committee

With a copy in the same manner to:

Dechert LLP
Three Bryant Park
1095 Avenue of the Americas

New York, New York 10036
Attention: Nax Zilkha, Esq.

To the Executive:

Bob Galvin
78 Golf Lane

Ridgefield, CT 06877

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Iconix Brand Group, Inc.		Executive

By:	/s/ Mark Friedman	By:	/s/ Bob Galvin
Mark Friedman			Robert K. Galvin
Chairman, Compensation Committee

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EXHIBIT A

ICONIX BRAND GROUP, INC.

RESTRICTED STOCK UNIT AGREEMENT

To:	Bob Galvin

Date of Award:	October 15, 2018

You are hereby awarded (this “Award” or “Agreement”, as the case may be), effective as of the date hereof, _____________ restricted stock units (“Units” or “RSUs”, as the case may be), each of which shall represent the right to receive one share (the “Share”) of common stock, $.001 par value (“Common Stock”), of Iconix Brand Group, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2016 Omnibus Incentive Plan, as amended and/or restated from time to time (the “Plan”), subject to the vesting and other restrictions specified below.

This Award is made pursuant to Section 4(c)(i) of the Employment Agreement, dated as of October 15, 2018 (the “Employment Agreement”), between you and the Company. Defined terms that are not otherwise defined in the Plan or this Award, are as defined in the Employment Agreement. For the avoidance of doubt, “Cause” and “Good Reason” as used in this Agreement have the meanings set forth in the Employment Agreement. This Agreement shall be subject to the terms of the Plan, all of the terms of which are hereby incorporated herein by reference and made a part hereof. In the event of any inconsistency or conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

During the period commencing on the Date of Award as set forth above and terminating on March 31, 2021, except as otherwise provided herein, the Units may not be sold, assigned, transferred, pledged, or otherwise encumbered and are subject to forfeiture as provided herein.

Vesting	The RSUs shall vest in three equal annual installments of ________ RSUs each, on March 31, 2019, March 31, 2020 and March 31, 2021 (each, a “Time Vesting Date”), subject to your continuous employment with the Company through the applicable Time Vesting Date.

Notwithstanding the foregoing, in the event of a termination of your employment with the Company prior to any Time Vesting Date, your unvested RSUs as of the Date of Termination shall be forfeited, provided that, in the event your employment with the Company under the Employment Agreement is terminated by the Company without Cause or by you for Good Reason, you shall remain eligible to vest in the pro rata number of any unvested RSUs that are scheduled to vest on the Time Vesting Date that immediately follows the Date of Termination, based on the number of days that you were employed with the Company during the period (i) from the Date of Award to the first Time Vesting Date (in the event that the Date of Termination occurs prior to the first Time Vesting Date), or (ii) from the most recent Time Vesting Date to the next-scheduled Time Vesting Date (in the event that the Date of Termination occurs after the first Time Vesting Date). Such pro rata number of RSUs shall vest on the Time Vesting Date on which such RSUs would have vested if your employment had continued through such Time Vesting Date, provided that you are in continued compliance with the provisions of Section 6 of the Employment Agreement through such Time Vesting Date.

A-1

Payment	Subject to Sections 5(f) and 8 of the Employment Agreement, any vested portion of the RSUs shall be distributed to you, or your successors and assigns, as the case may be, in shares of Common Stock within 15 days after the applicable Time Vesting Date.

Dividends	With respect to the RSUs, you will have the right to receive dividend equivalents in shares of Common Stock (or in cash, as determined by the Committee in its sole discretion) in respect of any dividend distributed to holders of Common Stock of record on and after the Date of Award; provided, that any such dividend equivalents shall be subject to the same restrictions as the RSUs with regard to which they are issued, including without limitation, as to vesting and time of distribution. All such withheld dividends shall not earn interest, except as otherwise determined by the Committee. You will not receive withheld dividends on any RSUs which are forfeited and all such dividends shall be forfeited along with the RSUs which are forfeited.

Tax Withholding	The Company shall have the right to withhold from your compensation an amount sufficient to fulfill its or its Affiliate’s obligations for any applicable withholding and employment taxes. Alternatively, the Company may require you, or you may elect, to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Company may withhold from any cash dividends paid with respect to RSUs an amount sufficient to cover taxes owed, if any, as a result of the dividend payment. The Company’s method of satisfying its withholding obligations shall be solely in the discretion of the Committee, subject to applicable federal, state, local and foreign laws. The Company shall have a lien and security interest in the Shares and any accumulated dividends to secure your obligations hereunder.

A-2

Tax Representations	You hereby represent and warrant to the Company as follows:

(a) You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents.

(b) You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

Securities Law Representations	The following two paragraphs shall be applicable if, on the date of issuance of the Shares, no registration statement and current prospectus under the Securities Act of 1933, as amended (the “1933 Act”), covers the issuance by the Company to you of Shares, and shall continue to be applicable for so long as such registration has not occurred and such current prospectus is not available:

(a) You hereby agree, warrant and represent that you will acquire the Shares to be issued hereunder for your own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of the Shares, except as hereafter permitted. You further agree that you will not at any time make any offer, sale, transfer, pledge or other disposition of the Shares to be issued hereunder without an effective registration statement under the 1933 Act and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. You agree to execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or foreign law, rule or regulation, or any securities exchange rule or listing agreement.

(b) The certificates for Shares to be issued to you hereunder shall bear the following legend:

A-3

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

Stock Dividend, Stock Split and Similar Capital Changes	In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of Units and shares subject to this Agreement shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee, whose decision shall be final, binding and conclusive in the absence of clear and convincing evidence of bad faith. Any Units or shares of Common Stock or other securities received, as a result of the foregoing, by you with respect to the RSUs shall be subject to the same restrictions as the RSUs, the certificate or other instruments evidencing such shares of Common Stock or other securities shall be legended as provided above with respect to the RSUs, and any dividends received with respect to such Units shall be subject to the same restrictions as dividend equivalents with respect to the RSUs.

Non-Transferability	Unvested RSUs are not transferable.

No Effect on Employment	Nothing herein guarantees your employment for any specified period of time. This means that, except as provided in the Employment Agreement, either you or the Company or any of its Affiliates may terminate your employment at any time for any reason, with or without cause, or for no reason. You recognize that, for instance, you may terminate your employment or the Company or any of its Affiliates may terminate your employment prior to the date on which your Units become vested.

No Effect on Corporate Authority	You understand and agree that the existence of this Agreement will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preferences ahead of or convertible into, or otherwise affecting the common shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

A-4

Arbitration	Any dispute or disagreement between you and the Company with respect to any portion of this Agreement or its validity, construction, meaning, performance or your rights hereunder shall, unless the Company in its sole discretion determines otherwise, be settled by arbitration, at a location designated by the Company, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company regarding this Agreement amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the disputes or disagreements will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

Governing Law	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.

Notices	Any notice you give to the Company must be in writing and either hand-delivered or mailed to the executive office of the Company. If mailed, it should be addressed to the Secretary or General Counsel of the Company. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand-delivered or, if mailed, on the day such notice is postmarked.

A-5

Entire Agreement	This Agreement constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the Chairman of the Compensation Committee or other signatory authorized by the Board or the Compensation Committee.

Please sign the Acknowledgement attached to this Restricted Stock Unit Agreement and return it to the Company’s Secretary, thereby indicating your understanding of, and agreement with, its terms and conditions.

ICONIX BRAND GROUP, INC.

By:

Name: Mark Friedman

Title: Chairman, Compensation Committee

A-6

ACKNOWLEDGMENT

I hereby acknowledge receipt of a copy of the Plan. I hereby represent that I have read and understood the terms and conditions of the Plan and of this Restricted Stock Unit Agreement. I hereby signify my understanding of, and my agreement with, the terms and conditions of the Plan and of this Restricted Stock Unit Agreement. I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee concerning any questions arising under the Plan with respect to this Restricted Stock Unit Agreement. I accept this Restricted Stock Unit Agreement in full satisfaction of any previous written or oral promise made to me by the Company or any of its Affiliates with respect to RSUs.

Date:

Bob Galvin

A-7

EXHIBIT B

ICONIX BRAND GROUP, INC.

SIGN-ON INDUCEMENT RESTRICTED STOCK UNIT AGREEMENT

To:	Bob Galvin

Date of Award:	October 15, 2018

You are hereby awarded (this “Award” or “Agreement”, as the case may be), effective as of the date hereof, _____________ restricted stock units (“Units” or “RSUs”, as the case may be), each of which shall represent the right to receive one share (the “Share”) of common stock, $.001 par value (“Common Stock”), of Iconix Brand Group, Inc., a Delaware corporation (the “Company”), subject to the vesting and other restrictions specified below.

This Award is made pursuant to Section 4(d)(i) of the Employment Agreement, dated as of October 15, 2018 (the “Employment Agreement”), between you and the Company. Defined terms that are not otherwise defined in this Award, are as defined in the Employment Agreement.

During the period commencing on the Date of Award as set forth above and terminating on October 15, 2019, except as otherwise provided herein, the Units may not be sold, assigned, transferred, pledged, or otherwise encumbered and are subject to forfeiture as provided herein.

Vesting	One-third of the RSUs (i.e., _________ RSUs) are vested as of the Date of Award. The remaining two-thirds of the RSUs (i.e., __________ RSUs) shall vest on October [15], 2019 (the “Time Vesting Date”), subject to your continuous employment with the Company through the Time Vesting Date.

Notwithstanding the foregoing, in the event of a termination of your employment with the Company for any reason (whether initiated by you or by the Company) prior to the Time Vesting Date, your unvested RSUs as of the Date of Termination shall be forfeited immediately for no consideration due to you, and your vested RSUs as of the Date of Termination (and any shares of Common Stock distributed to you in settlement thereof) shall be returned to the Company and forfeited immediately for no consideration due to you; provided that in the event of a termination of you employment by the Company without Cause and unrelated to the Company’s or your performance, as reasonably determined by the Board, all unvested RSUs shall vest (and be settled) on the Time Vesting Date.

Payment	One-third of the RSUs that are vested as of the Date of Award shall be distributed to you, or your successors and assigns, as the case may be, in shares of Common Stock within 15 days after the Date of Award. Any other vested portion of the RSUs shall be distributed to you, or your successors and assigns, as the case may be, in shares of Common Stock within 15 days after the Time Vesting Date.

B-1

Dividends	With respect to the RSUs, you will have the right to receive dividend equivalents in shares of Common Stock (or in cash, as determined by the Compensation Committee in its sole discretion) in respect of any dividend distributed to holders of Common Stock of record on and after the Date of Award; provided, that any such dividend equivalents shall be subject to the same restrictions as the RSUs with regard to which they are issued, including without limitation, as to vesting and time of distribution. All such withheld dividends shall not earn interest, except as otherwise determined by the Compensation Committee. You will not receive withheld dividends on any RSUs which are forfeited and all such dividends shall be forfeited along with the RSUs which are forfeited.

Tax Withholding	The Company shall have the right to withhold from your compensation an amount sufficient to fulfill its or its Affiliate’s obligations for any applicable withholding and employment taxes. Alternatively, the Company may require you, or you may elect, to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Company may withhold from any cash dividends paid with respect to RSUs an amount sufficient to cover taxes owed, if any, as a result of the dividend payment. The Company’s method of satisfying its withholding obligations shall be solely in the discretion of the Compensation Committee, subject to applicable federal, state, local and foreign laws. The Company shall have a lien and security interest in the Shares and any accumulated dividends to secure your obligations hereunder.

Tax Representations	You hereby represent and warrant to the Company as follows:

(a) You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents.

(b) You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

B-2

Securities Law Representations	The following two paragraphs shall be applicable if, on the date of issuance of the Shares, no registration statement and current prospectus under the Securities Act of 1933, as amended (the “1933 Act”), covers the issuance by the Company to you of Shares, and shall continue to be applicable for so long as such registration has not occurred and such current prospectus is not available:

(a) You hereby agree, warrant and represent that you will acquire the Shares to be issued hereunder for your own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of the Shares, except as hereafter permitted. You further agree that you will not at any time make any offer, sale, transfer, pledge or other disposition of the Shares to be issued hereunder without an effective registration statement under the 1933 Act and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. You agree to execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or foreign law, rule or regulation, or any securities exchange rule or listing agreement.

(b) The certificates for Shares to be issued to you hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

B-3

Stock Dividend, Stock Split and Similar Capital Changes	In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances, the number and kind of Units and shares subject to this Agreement shall be appropriately adjusted in a manner to be determined in the sole discretion of the Compensation Committee, whose decision shall be final, binding and conclusive in the absence of clear and convincing evidence of bad faith. Any Units or shares of Common Stock or other securities received, as a result of the foregoing, by you with respect to the RSUs shall be subject to the same restrictions as the RSUs, the certificate or other instruments evidencing such shares of Common Stock or other securities shall be legended as provided above with respect to the RSUs, and any dividends received with respect to such Units shall be subject to the same restrictions as dividend equivalents with respect to the RSUs.

Non-Transferability	Unvested RSUs are not transferable.

No Effect on Employment	Nothing herein guarantees your employment for any specified period of time. This means that, except as provided in the Employment Agreement, either you or the Company or any of its Affiliates may terminate your employment at any time for any reason, with or without cause, or for no reason. You recognize that, for instance, you may terminate your employment or the Company or any of its Affiliates may terminate your employment prior to the date on which your Units become vested.

No Effect on Corporate Authority	You understand and agree that the existence of this Agreement will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preferences ahead of or convertible into, or otherwise affecting the common shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B-4

Arbitration	Any dispute or disagreement between you and the Company with respect to any portion of this Agreement or its validity, construction, meaning, performance or your rights hereunder shall, unless the Company in its sole discretion determines otherwise, be settled by arbitration, at a location designated by the Company, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company regarding this Agreement amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the disputes or disagreements will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

Governing Law	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.

Notices	Any notice you give to the Company must be in writing and either hand-delivered or mailed to the executive office of the Company. If mailed, it should be addressed to the Secretary or General Counsel of the Company. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand-delivered or, if mailed, on the day such notice is postmarked.

Entire Agreement	This Agreement constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the Chairman of the Compensation Committee or other signatory authorized by the Board or the Compensation Committee.

Conflicting Terms; Interpretation	Wherever a conflict may arise between the terms of this Agreement and the terms of the Employment Agreement, the terms of this Agreement will control. Any determination or interpretation by the Compensation Committee or the Board under or pursuant to this Agreement shall be final and conclusive on all persons and entities affected hereby (including you and the Company).

B-5

Code Section 409A	This Agreement and all benefits payable hereunder are intended to comply with, or be exempt from, Code Section 409A, and the provisions of this Agreement shall be interpreted in a manner consistent with such intent. Notwithstanding anything herein to the contrary, neither the Company nor any of its affiliates shall have any liability or obligation to you or any other person or entity in the event that this Agreement does not comply with, or is not exempt from, Code Section 409A. Each payment payable hereunder shall be treated as a separate payment in a series of payments within the meaning of, and for purposes of, Code Section 409A. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for any benefits or payment upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A.

Clawback	Notwithstanding anything herein to the contrary, this Award (including the issuance and vesting of the RSUs) shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture, recoupment or other similar policy adopted by the Company as in effect from time to time and (ii) applicable legal, regulatory or stock exchange requirements to which the Company is subject.

B-6

Please sign the Acknowledgement attached to this Sign-On Inducement Restricted Stock Unit Agreement and return it to the Company’s Secretary, thereby indicating your understanding of, and agreement with, its terms and conditions.

ICONIX BRAND GROUP, INC.

By:

Name: Mark Friedman

Title: Chairman, Compensation Committee

B-7

ACKNOWLEDGMENT

I hereby represent that I have read and understood the terms and conditions of this Sign-On Inducement Restricted Stock Unit Agreement. I hereby signify my understanding of, and my agreement with, the terms and conditions of this Sign-On Inducement Restricted Stock Unit Agreement. I accept this Sign-On Inducement Restricted Stock Unit Agreement in full satisfaction of any previous written or oral promise made to me by the Company or any of its Affiliates with respect to RSUs.

Date:

Bob Galvin

B-8

EXHIBIT C

ICONIX BRAND GROUP, INC.

SIGN-ON INDUCEMENT AWARD

PERFORMANCE STOCK UNIT AGREEMENT

To:	Bob Galvin

Date of Award:	October 15, 2018

You are hereby awarded (this “Award” or “Agreement”, as the case may be), effective as of the date hereof, _______________ performance stock units (“Units” or “PSUs”, as the case may be), each of which shall represent the right to receive one share (the “Share”) of common stock, $.001 par value (“Common Stock”), of Iconix Brand Group, Inc., a Delaware corporation (the “Company”), subject to certain vesting and other restrictions specified below.

This Award is made pursuant to Section 4(d)(ii) of the Employment Agreement, dated as of October 15, 2018 (the “Employment Agreement”), entered into between you and the Company. Defined terms that are not otherwise defined in this Award, are as defined in the Employment Agreement. For the avoidance of doubt, the terms “Cause” and “Good Reason” as used in this Agreement have the meanings set forth in the Employment Agreement.

During the period commencing on the Date of Award as set forth above and terminating on the last day of the Performance Period (as defined in Exhibit X attached hereto (“Exhibit X”)), except as otherwise provided herein, the Units may not be sold, assigned, transferred, pledged, or otherwise encumbered and are subject to forfeiture as provided herein.

Vesting	The PSUs shall be performance-based and shall vest at the end of the Performance Period based on the achievement of the performance goals as described on Exhibit X, as determined by the Compensation Committee in its sole discretion, subject to your continued employment with the Company through the last day of the Performance Period (except as otherwise expressly provided herein).

C-1

Upon a Change in Control (as defined in the Employment Agreement), that occurs prior to the last day of the Performance Period, the unvested PSUs that are not otherwise forfeited shall be converted to a number of Restricted Stock Units equal to the number of PSUs that would have vested on the date of the Change in Control based on the performance goals described in Exhibit X if the date of the Change in Control had been the last day of the Performance Period, and such Restricted Stock Units shall vest on the last day of the Performance Period, subject to your continued employment with the Company until the last day of the Performance Period (except as otherwise expressly provided below) and provided you are in continued compliance with the provisions of Section 6 of the Employment Agreement until the last day of the Performance Period. Notwithstanding the foregoing, if a successor to the Company in a Change in Control does not assume the Company’s obligations under this Agreement or substitute this Award with an award with substantially similar terms to this Award, or the Company or a successor thereof does not otherwise continue this Award, then such Restricted Stock Units shall vest immediately prior to the Change in Control.

Notwithstanding the foregoing, (i) in the event of a termination of your employment with the Company by the Company without Cause (and not due to your death or Disability) or by you with Good Reason, in either case, on or prior to the last day of the Performance Period, then, other than under the circumstances set forth in clause (ii) of this paragraph, you shall remain eligible to vest in the pro rata number of PSUs, based on the percentage of the Performance Period during which you were employed by the Company, provided that the applicable performance goals are achieved on the Date of Termination as if the Date of Termination had been the last day of the Performance Period, such pro rata number of PSUs to vest at the end of the Performance Period, provided you are in continued compliance with the provisions of Section 6 of the Employment Agreement through the last day of the Performance Period, and (ii) in the event of a termination of your employment with the Company by the Company without Cause (and not due to your death or Disability) or by you with Good Reason, in either case, on or prior to the last day of the Performance Period, which termination occurs within 24 months after a Change in Control, then the Restricted Stock Units into which the PSUs shall have converted pursuant to the preceding paragraph and which are otherwise outstanding and unvested as of immediately prior to the Date of Termination shall immediately vest on the Date of Termination (provided you are in continued compliance with the provisions of Section 6 of the Employment Agreement as of the Date of Termination), and the Shares covered thereby shall be distributed to you within thirty (30) days after the Date of Termination (or such later date as may be required by Section 5(f) and/or Section 8 of the Employment Agreement).

C-2

Except as provided in the preceding paragraph, in the event of a termination of your employment with the Company for any reason or for no reason prior to the last day of the Performance Period, your then remaining unvested PSUs granted hereunder shall be forfeited immediately upon the Date of Termination for no consideration due to you and shall be of no further force or effect. For the avoidance of doubt, any PSUs granted hereunder that remain unvested as of the last day of the Performance Period (because the applicable performance goals have not been achieved, or otherwise) shall be forfeited immediately upon such date for no consideration due to you and shall be of no further force or effect.

Payment	Other than as provided in the immediately preceding Section on “Vesting” as to conditions and timing of distribution of Common Stock with respect to PSUs vesting as a result of a termination of your employment, any vested portion of the PSUs shall be distributed to you in shares of Common Stock as promptly as practicable following the end of the Performance Period, but in all events on or prior to March 15 of the calendar year immediately following the calendar year in which the Performance Period ends, based upon a determination that the Company achieved the performance goals for the Performance Period.

Dividends	With respect to the PSUs, you will have the right to receive dividend equivalents in shares of Common Stock (or in cash, as determined by the Compensation Committee in its sole discretion) in respect of any dividend distributed to holders of Common Stock of record on and after the Date of Award; provided, that any such dividend equivalents shall be subject to the same restrictions as the PSUs with regard to which they are issued, including without limitation, as to vesting (including accelerated vesting) and time of distribution. All such withheld dividends shall not earn interest, except as otherwise determined by the Compensation Committee in its sole discretion. You will not receive withheld dividends on any PSUs which are forfeited and all such dividends shall be forfeited along with the PSUs which are forfeited.

C-3

Tax Withholding	The Company shall have the right to withhold from your compensation an amount sufficient to fulfill its or its Affiliate’s obligations for any applicable withholding and employment taxes. Alternatively, the Company may require you, or you may elect, to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Company may withhold from any cash dividends paid with respect to PSUs an amount sufficient to cover taxes owed, if any, as a result of the dividend payment. The Company’s method of satisfying its withholding obligations shall be solely in the discretion of the Compensation Committee, subject to applicable federal, state, local and foreign laws. The Company shall have a lien and security interest in the Shares and any accumulated dividends to secure your obligations hereunder.

Tax Representations	You hereby represent and warrant to the Company as follows:

(a) You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents.

C-4

(b) You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

Securities Law Representations	The following two paragraphs shall be applicable if, on the date of issuance of the Shares, no registration statement and current prospectus under the Securities Act of 1933, as amended (the “1933 Act”), covers the issuance by the Company to you of Shares, and shall continue to be applicable for so long as such registration has not occurred and such current prospectus is not available:

(a) You hereby agree, warrant and represent that you will acquire the Shares to be issued hereunder for your own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of the Shares, except as hereafter permitted. You further agree that you will not at any time make any offer, sale, transfer, pledge or other disposition of the Shares to be issued hereunder without an effective registration statement under the 1933 Act, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. You agree to execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or foreign law, rule or regulation, or any securities exchange rule or listing agreement.

(b) The certificates for Shares to be issued to you hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

Stock Dividend, Stock Split and Similar Capital Changes	In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances, the number and/or kind of Units and Shares subject to this Agreement, and/or the applicable performance goals, shall be appropriately adjusted in a manner to be determined in the sole discretion of the Compensation Committee, whose decision shall be final, binding and conclusive in the absence of clear and convincing evidence of bad faith. Any Units or shares of Common Stock or other securities received, as a result of the foregoing, by you with respect to the PSUs shall be subject to the same restrictions as the PSUs, the certificate or other instruments evidencing such shares of Common Stock or other securities shall be legended as provided above with respect to the PSUs, and any cash dividends received with respect to such Units shall be subject to the same restrictions as dividend equivalents with respect to the PSUs.

Non-Transferability	Unvested PSUs are not transferable.

C-5

No Effect on Employment	Nothing herein guarantees your employment for any specified period of time. This means that, except as provided in the Employment Agreement, either you or the Company or any of its Affiliates may terminate your employment at any time for any reason, with or without cause, or for no reason. You recognize that, for instance, you may terminate your employment or the Company or any of its Affiliates may terminate your employment prior to the date on which your Units become vested.

No Effect on Corporate Authority	You understand and agree that the existence of this Agreement will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preferences ahead of or convertible into, or otherwise affecting the common shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Arbitration	Any dispute or disagreement between you and the Company with respect to any portion of this Agreement or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration, at a location designated by the Company, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company regarding this Agreement amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the disputes or disagreements will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

C-6

Governing Law	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.

Notices	Any notice you give to the Company must be in writing and either hand-delivered or mailed to the executive office of the Company. If mailed, it should be addressed to the Secretary or General Counsel of the Company. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand-delivered or, if mailed, on the day such notice is postmarked.

Entire Agreement	This Agreement (including all exhibits and annexes hereto) constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the Chairman of the Compensation Committee or other signatory authorized by the Board or the Compensation Committee.

Conflicting Terms; Interpretation	Wherever a conflict may arise between the terms of this Agreement and the terms of the Employment Agreement, the terms of this Agreement will control. Any determination or interpretation by the Compensation Committee or the Board under or pursuant to this Agreement (including, without limitation, determination of whether and to what extent the applicable performance goals have been achieved) shall be final and conclusive on all persons and entities affected hereby (including you and the Company).

Code Section 409A	This Agreement and all benefits payable hereunder are intended to comply with, or be exempt from, Code Section 409A, and the provisions of this Agreement shall be interpreted in a manner consistent with such intent. Notwithstanding anything herein to the contrary, neither the Company nor any of its affiliates shall have any liability or obligation to you or any other person or entity in the event that this Agreement does not comply with, or is not exempt from, Code Section 409A. Each payment payable hereunder shall be treated as a separate payment in a series of payments within the meaning of, and for purposes of, Code Section 409A. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for any benefits or payment upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A.

C-7

Clawback	Notwithstanding anything herein to the contrary, this Award (including the issuance and vesting of the PSUs) shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture, recoupment or other similar policy adopted by the Company as in effect from time to time and (ii) applicable legal, regulatory or stock exchange requirements to which the Company is subject.

Please sign the Acknowledgement attached to this Sign-On Inducement Award Performance Stock Unit Agreement and return it to the Company’s Secretary, thereby indicating your understanding of, and agreement with, its terms and conditions.

ICONIX BRAND GROUP, INC.

By:
Name: Mark Friedman

Title: Chairman, Compensation Committee

C-8

ACKNOWLEDGMENT

I hereby represent that I have read and understood the terms and conditions of this Sign-On Inducement Award Performance Stock Unit Agreement. I hereby signify my understanding of, and my agreement with, the terms and conditions of this Sign-On Inducement Award Performance Stock Unit Agreement. I accept this Sign-On Inducement Award Performance Stock Unit Agreement in full satisfaction of any previous written or oral promise made to me by the Company or any of its Affiliates with respect to Sign-On Inducement Award PSUs.

Date: _________________________
____________________________________________
Bob Galvin

C-9

EXHIBIT X

PSU Performance Goals for Sign-On Inducement Award

Performance Goals.

The performance goals for the Performance Period (as defined below) shall be based on the Company’s relative Total Shareholder Return (“TSR”) percentile for the Performance Period.

Unvested PSUs shall be earned if the Company ranks in the following TSR percentiles for the Performance Period:

Iconix Percentile Rank Relative to Comparative Group	Percentage of PSU Shares Earned

75% or higher	100%
50%	50%
35%	25%
Under 35%	0%

There shall be interpolation on a straight-line basis (i.e., linearly interpolated) between 35% and 50% and between 50% and 75% achievement.

The number of PSUs earned during the Performance Period shall vest at the end of the Performance Period.

PSUs that are not earned on or before Octobeer [15], 2021 shall automatically be forfeited.

Fractional Shares. Any fractional PSUs shall be eliminated.

Definitions.

“Beginning Price” means, with respect to the Company and any other Comparative Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending with the last trading day before the beginning of the Performance Period. For the purpose of determining Beginning Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

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“Comparative Group” means the Company and each other company included on Annex A attached hereto, provided that, except as provided below, the common stock (or similar equity security) of such company is continually listed or traded on a national securities exchange from the first day of the Performance Period through the last trading day of the Performance Period. In the event a member of the Comparative Group files for bankruptcy or liquidates due to an insolvency or is delisted due to failure to meet the national securities exchange’s minimum market capitalization requirement, such company shall continue to be treated as a Comparative Group member, and such company’s Ending Price will be treated as $0 if the common stock (or similar equity security) of such company is no longer listed or traded on a national securities exchange on the last trading day of the Performance Period (and if multiple members of the Comparative Group file for bankruptcy or liquidate due to an insolvency or are delisted, such members shall be ranked in order of when such bankruptcy or liquidation occurs, with earlier bankruptcies/liquidations/delistings ranking lower than later bankruptcies/liquidations/ delistings). In the event of a formation of a new parent company by a Comparative Group member, substantially all of the assets and liabilities of which consist immediately after the transaction of the equity interests in the original Comparative Group member or the assets and liabilities of such Comparative Group member immediately prior to the transaction, such new parent company shall be substituted for the Comparative Group member to the extent (and for such period of time) as its common stock (or similar equity securities) are listed or traded on a national securities exchange but the common stock (or similar equity securities) of the original Comparative Group member are not. In the event of a merger or other business combination of two Comparative Group members (including, without limitation, the acquisition of one Comparative Group member, or all or substantially all of its assets, by another Comparative Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Comparative Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the Performance Period. With respect to the preceding two sentences, the applicable stock prices shall be equitably and proportionately adjusted to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of the transaction.

“Ending Price” means, with respect to the Company and any other Comparative Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of the Performance Period. For the purpose of determining Ending Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

“Performance Period” means the period from the date of this Agreement through October [15], 2021.

“Total Shareholder Return” or “TSR” shall be determined with respect to the Company and any other Comparative Group member by dividing: (a) the sum of (i) the difference obtained by subtracting the applicable Beginning Price from the applicable Ending Price plus (ii) all dividends and other distributions on the respective shares with an ex-dividend date that falls during the Performance Period by (b) the applicable Beginning Price. Any non-cash distributions shall be valued at fair market value. For the purpose of determining TSR, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the date of distribution.

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“TSR Percentile Rank” means the percentile ranking of the Company’s TSR among the TSRs for the Comparative Group members for the Performance Period. TSR Percentile Rank is determined by ordering the Comparative Group members (plus the Company if the Company is not one of the Comparative Group members) from highest to lowest based on TSR for the relevant Performance Period and counting down from the company with the highest TSR (ranked first) to the Company’s position on the list. If two companies are ranked equally, the ranking of the next company shall account for the tie, so that if one company is ranked first, and two companies are tied for second, the next company is ranked fourth. In determining the Company’s TSR Percentile Rank for the Performance Period, in the event that the Company’s TSR for the Performance Period is equal to the TSR(s) of one or more other Comparative Group members for that same period, the Company’s TSR Percentile Rank ranking will be determined by ranking the Company’s TSR for that period as being greater than such other Comparative Group members. After this ranking, the TSR Percentile Rank will be calculated using the following formula, rounded to the nearest whole percentile by application of regular rounding:

“N” represents the number of Comparative Group members for the Performance Period (plus the Company if the Company is not one of the Comparative Group).

“R” represents the Company’s ranking among the Comparative Group members (plus the Company if the Company is not one of the Comparative Group members).

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ANNEX A

Comparative Group

Cherokee Inc.	Perry Ellis Inc.
Choice Hotels	Sequential Brands Inc.
Fossil Inc	Steve Madden
Vince Holding	Vera Bradley, Inc.
G-III Apparel Group Ltd.	Francesca’s Holdings Corp.
Oxford Industries, Inc.	Movado Group, Inc.

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EXHIBIT D

FORM OF GENERAL RELEASE AND WAIVER

THIS GENERAL RELEASE AND WAIVER (this “Release”) is entered into as of _____________, 20__, by Bob Galvin (the “Executive”) in favor of Iconix Brand Group, Inc. (the “Company”). Capitalized terms appearing, but not defined, in this Release shall have the meaning ascribed to such terms in the Employment Agreement entered into between the Company and the Executive as of October 15, 2018 (the “Employment Agreement”).

1.           Confirmation of Termination. The Executive’s employment with the Company is terminated as of ______________, 20__ (the “Termination Date”). The Executive acknowledges that the Termination Date is the termination date of his employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company, except as otherwise provided under the Employment Agreement or such other written agreement between the Executive and the Company. The Executive acknowledges and agrees that the Company shall not have any obligation to rehire the Executive, nor shall the Company have any obligation to consider him for employment, after the Termination Date. The Executive agrees that he will not seek employment with the Company at any time in the future.

2.           Resignation. Effective as of the Termination Date, the Executive hereby resigns from his position as an officer and, if applicable, director of the Company and any of its affiliates and from all other positions held with the Company or any of its affiliates or with any other entities at the direction or request of the Company or any of its affiliates. The Executive agrees to promptly execute and deliver such documents as the Company shall reasonably request to evidence such resignations. In addition, the Executive hereby agrees and acknowledges that the Termination Date shall be the date of his termination from all other offices, positions, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Company or any of its affiliates.

3.           Termination Benefits. Provided that (i) the Executive executes this Release and does not revoke it within the time specified in Section 10 below and (ii) the Executive does not breach any provision of the Employment Agreement or of this Release, then, subject to Section 9 below, the Executive will be entitled to the [payments and benefits (subject to taxes and all applicable withholding requirements) set forth under Section [5(d)(ii)] [5(d)(iii)] of the Employment Agreement, and] [the distribution with respect to the equity awards set forth under Section [5(d)(ii)] [5(d)(iii)] of the Employment Agreement] (the “Termination Benefits”). Notwithstanding anything herein to the contrary, the Amounts and Benefits shall not be conditioned on the Executive’s execution of this Release. The Executive acknowledges and agrees that the Termination Benefits exceed any payment, benefit, or other thing of value to which the Executive might otherwise be entitled under any policy, plan or procedure of the Company and/or any agreement between the Executive and the Company.

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4.           General Release and Waiver. In consideration of the Termination Benefits, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Executive for himself and for his heirs, executors, administrators, trustees, legal representatives and assigns (collectively, the “Releasors”), hereby releases, remises, and acquits the Company and its affiliates and all of their respective past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, any of their successors and assigns, assets, employee benefit plans or funds, and any of their respective past and/or present directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, shareholders, investors, employees, legal representatives, agents, counsel and assigns, whether acting on behalf of the Company or its affiliates or, in their individual capacities (collectively, the “Releasees” and each a “Releasee”) from any and all claims, known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or non-contingent, and whether or not concealed or hidden, which the Releasors have or may have against any Releasee arising on or prior to the date of this Release and any and all liability which any such Releasee may have to any Releasor(s), whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated (collectively, “Claims”), including but not limited to (a) any Claim under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974, (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company (other than any severance plan), subject to the terms and conditions of such plan and applicable law), the Sarbanes-Oxley Act of 2002, all as amended; (b) any Claim under the New York State Human Rights Law, New York City Human Rights Law, New York Equal Pay Law and N.Y. Lab. Law, Sections 201-c (adoptive parent leave) and 740 (whistle blower statute), all as amended; (c) any Claim under any other Federal, state, or local law and any workers’ compensation or disability claims under any such laws; and (d) any claim for attorneys’ fees, costs, disbursements and/or the like. This Release includes, without limitation, any and all Claims arising from or relating to (i) the Employment Agreement, (ii) the Executive’s employment relationship with Company or his service relationship with the Company or any of its affiliates as an officer or director or in any other capacity, or the termination of any of the foregoing relationships, (iii) the terms and conditions (including all wages, benefits and other compensation) of the Executive’s employment with or his service as an officer, director, member, manager or otherwise of the Company or any of its affiliates, (iv) the Executive’s investment in the Company or any of its affiliates, (v) severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit or disability, and (vi) all common law Claims, including, but not limited to, Claims for breach of contract, defamation, interference with contractual/prospective contractual relations, invasion of privacy, promissory estoppel, negligence, breach of the covenant of good faith and fair dealing, fraud, infliction of emotional distress, wrongful discharge, punitive damages, and any other common law Claims under the laws of any jurisdiction. Notwithstanding the foregoing, this Release shall not apply to any Claims (i) in respect of any obligation of the Company to provide the Executive with the Amounts and Benefits and the Termination Benefits; (ii) relating to the Executive’s express rights to indemnification from the Company or coverage under any applicable directors’ and officers’ liability insurance policy, including, without limitation, the Executive’s express rights under Section 7 of the Employment Agreement; or (iii) that cannot be released as a matter of law. The Executive further agrees that the Executive will not file or permit to be filed on the Executive’s behalf (or join, or accept any relief in) any lawsuit against any of the Releasees pleading or asserting any Claims released hereunder. If the Executive breaches this promise, and the action is found to be barred in whole or in part by this Release, the Executive agrees to pay the reasonable attorneys’ fees and costs, or the proportions thereof, incurred by the applicable Releasee in defending against those Claims that are found to be barred by this Release, and the Company’s obligation to provide the Termination Benefits shall immediately cease and any portion of the Termination Benefits previously paid or provided shall be immediately repayable; provided, however, that in all cases, this Release shall continue to be fully effective and enforceable. Notwithstanding the preceding sentence or any other provision of this Release, nothing in this Release precludes the Executive from challenging the validity of the release above under the requirements of the ADEA, and the Executive shall not be responsible for reimbursing the attorneys’ fees and costs of the Releasees in connection with such a challenge to the validity of the release, nor shall the payment of the Termination Benefits cease or be repayable in the event of such a challenge. However, the Executive acknowledges that this Release applies to all Claims the Executive has under the ADEA, and that, unless this Release is held to be invalid, all of the Executive’s Claims under the ADEA shall be extinguished by his signing of this Release. In addition, nothing in this Release shall preclude or prevent the Executive from filing a charge with, participating in an investigation by or proceeding before, communicating with, or providing truthful information to any governmental agency, entity or self-regulatory organization, including, but not limited to, the United States Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General or other government agency (individually, a “Governmental Agency,” and collectively, the “Governmental Agencies”), but the Executive acknowledges and agrees that the Executive shall not seek or accept any relief obtained on his behalf in any proceeding by any Governmental Agency, private party, class, or otherwise with respect to any Claims covered by the general release above (except that this Release does not limit the Executive’s right to receive a bounty or reward or award for information provided to any Governmental Agency). Furthermore, if any Claim is not subject to release, to the extent permitted by applicable law, the Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Releasees is a party. Nothing in this Release or otherwise shall prohibit the Executive from reporting possible violations of federal law or regulation to any Governmental Agency, or making other disclosures that are protected under the whistleblower provisions of any applicable law or regulation (it being understood that Executive does not need the prior authorization of Company to make any such reports or disclosures or to notify Company that Executive has made such reports or disclosures).

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5.           Continuing Covenants. The Executive acknowledges and agrees that he remains subject to the provisions of Section 6 of the Employment Agreement which shall remain in full force and effect for the periods set forth therein. The Company acknowledges and agrees that the Company remains subject to the provisions of Section 7 of the Employment Agreement, which shall remain in full force and effect according to the terms set forth therein.

6.           No Admission; No Claims; No Knowledge of Illegal Action. This Release does not constitute an admission of liability or wrongdoing of any kind by Executive, the Company or any other Releasee. This Release is not intended, and shall not be construed, as an admission that the Executive or any Releasee has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against any Releasor. The Executive confirms that no claim, charge or complaint against the Company or any other Releasee brought by him (or on his behalf) exists before any federal, state, or local court or administrative agency. The Executive represents and warrants that he has no knowledge of any improper or illegal actions or omissions by the Company that he has not disclosed to the Company, nor does he know of any basis, that he has not disclosed to the Company, on which any third party or governmental entity could reasonably assert such a Claim. This expressly includes any and all conduct that potentially could give rise to Claims under the Sarbanes-Oxley Act of 2002.

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7.           Heirs and Assigns. The terms of this Release shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

8.           Miscellaneous. This Release will be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law. If any provision of this Release is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions will be enforced to the maximum extent possible. The parties acknowledge and agree that, except as otherwise set forth herein, this Release constitutes the complete understanding between the parties with regard to the matters set forth herein and, except as otherwise set forth herein, supersede any and all agreements, understandings, and discussions, whether written or oral, between the parties. No other promises or agreements are binding unless in writing and signed by each of the parties after the Release Effective Date (as defined below). Should any provision of this Release require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Release shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

9.           Knowing and Voluntary Waiver. The Executive acknowledges that he: (a) has carefully read this Release in its entirety; (b) has had an opportunity to consider it for at least [twenty-one (21) or forty-five (45) days, whichever is applicable under applicable law] and any changes made to this Release, whether material or immaterial, do not restart such consideration period; (c) is hereby advised by the Company in writing to consult with an attorney of his choosing in connection with this Release; (d) fully understands the significance of all of the terms and conditions of this Release and has discussed them with his own legal counsel, or had a reasonable opportunity to do so; (e) has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Release and has not relied on any statements or explanations made by any Releasee or their counsel; (f) understands that he has seven (7) days in which to revoke this Release (as described in Section 10) after signing it and (g) is signing this Release voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

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10.         Effective Time of Release. The Executive may accept this Release by signing it and returning it to Iconix Brand Group, Inc., 1450 Broadway, 4th Floor, New York, New York, Attention: [•] within [twenty-one (21)] [forty-five (45)] days of his receipt of the same. After executing this Release, the Executive will have seven (7) days (the “Revocation Period”) to revoke this Release by indicating his desire to do so in writing delivered to [•] at the address above (or by fax at [•]) by no later than 5:00 p.m. EST on the seventh (7th) day after the date he signs this Release. The effective date of this Release shall be the eight (8th) day after the Executive signs this Release (the “Release Effective Date”). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. If the Executive does not execute this Release or exercises his right to revoke hereunder, he shall forfeit his right to receive any of the Termination Benefits, and to the extent such Termination Benefits have already been provided, the Executive agrees that he will immediately reimburse the Company for the amounts of such payment.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and the Executive have duly executed this Release as of the date first set forth above.

EXECUTIVE:

Name: Bob Galvin

ICONIX BRAND GROUP, INC.

Name:
Title:

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